Exhibit 10.4

AMENDMENT NO. 3 TO
AMENDED AND RESTATED LOAN AND SERVICING AGREEMENT
THIS AMENDMENT NO. 3 TO AMENDED AND RESTATED LOAN AND SERVICING AGREEMENT (this “Amendment”), dated as of March 2, 2016, is by and among EXPO Inc., a Delaware corporation (the “SPV”), NEWELL RUBBERMAID INC., a Delaware corporation, as servicer (in such capacity, the “Servicer”), the entities party hereto as Conduit Lenders (the “Conduit Lenders”), the entities party hereto as Committed Lenders (the “Committed Lenders” and, together with the Conduit Lenders, the “Lenders”), the entities party hereto as Managing Agents (the “Managing Agents”), PNC Bank, NATIONAL ASSOCIATION, a national banking association, as the Administrative Agent for the Lenders (the “Administrative Agent”). Capitalized terms used herein and not otherwise defined herein shall have the meaning given to such terms in the Loan and Servicing Agreement (defined below).

WHEREAS, the SPV, the Servicer, the Conduit Lenders, the Committed Lenders, the Managing Agents and the Administrative Agent are parties to that certain Amended and Restated Loan and Servicing Agreement dated as of September 6, 2013 (as heretofore amended, restated, supplemented or otherwise modified, the “Loan and Servicing Agreement”); and
WHEREAS, the parties to the Loan and Servicing Agreement have agreed to amend the Loan and Servicing Agreement on the terms and conditions set forth herein.
NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
Section 1.Amendment to the Loan and Servicing Agreement. Effective as of the Effective Date, subject to the satisfaction of the conditions precedent set forth in Section 2 below, the Loan and Servicing Agreement is hereby amended as follows:

1.1     Section 1.01 of the Loan and Servicing Agreement is amended to insert the following new definitions in appropriate alphabetical order therein:

“Decor Business Sale” means the sale by Newell, Newell Operating Company, a Delaware corporation (“NOC”) and certain other Subsidiaries of Newell (collectively, the “Decor Sellers”) to unrelated third parties of the Decor Business through the sale, assignment, transfer and delivery (a) by NOC of all of the issued and outstanding equity interests of Newell Window Furnishings, Inc., a Delaware corporation (“NWF”), and (b) by the Decor Sellers of their respective rights, titles and interests in and to the assets, properties, rights, contracts and claims that relate to, are used by or are held for use in connection with, the Decor Business, but excluding Receivables originated by NOC or NWF in connection with the Decor Business which exist as of the date of the Decor Business Sale, and all Collections and Related Security with respect thereto.
“Decor Business” means the design, manufacture, marketing and/or sale by the Decor Sellers of the following: window blinds, window shades and decorative and basic drapery hardware.
1.2     The definitions of “Rubbermaid Medical Business” and “Rubbermaid Medical Business Sale” appearing in Section 1.01 of the Loan and Servicing Agreement are deleted in their entireties.

Signature Page to
Amendment No.3 to Amended and Restated Loan and Servicing Agreement

1.3     Each instance of the term “Rubbermaid Medical Business” appearing in Sections 5.02(h) and 6.06 of the Loan and Servicing Agreement is deleted and the term “Decor Business” is inserted in the place of each such reference.

1.4     Each instance of the term “Rubbermaid Medical Business Sale” appearing in Sections 5.02(h) and 6.06 of the Loan and Servicing Agreement is deleted and the term “Decor Business Sale” is inserted in the place of each such reference.

1.5     The phrase “one hundred twenty (120) days” appearing in (1) clause (ii) of the first sentence of Section 5.02(h) of the Loan and Servicing Agreement, and (2) the first sentence of Section 6.06 of the Loan and Servicing Agreement is deleted and the phrase “fifteen (15) months” is inserted in the place of each such reference.

1.6     The sixth sentence of Section 4.01(l) of the Loan and Servicing Agreement is amended and restated in its entirety to read as follows: “Except for (x) amounts owing to Newell Puerto Rico, Ltd. (which shall be electronically swept or otherwise transferred out of such Deposit Account within one (1) Business Day of being identified as such in accordance with Section 5.01(j)), (y) for a period not to exceed fifteen (15) months after the consummation of the Decor Business Sale, collections of accounts receivable relating to the Decor Business (which shall be electronically swept or otherwise transferred out of such Deposit Account within ten (10) Business Days of being deposited therein) and (z) amounts deposited in the Collection Account in error, so long as the Servicer withdraws such amounts as contemplated in Section 6.06, no funds other than the proceeds of Receivables are deposited to any Deposit Account.”

1.7     Clause (2)(y) of the second sentence of Section 5.01(j) of the Loan and Servicing Agreement is amended and restated in its entirety to read as follows: “(y) for a period not to exceed fifteen (15) months after the consummation of the Decor Business Sale, in the case of collections of accounts receivable relating to the Decor Business, within ten (10) Business Days of being deposited therein”.

1.8     Schedule IV to the Loan and Servicing Agreement is amended and restated in its entirety as set forth on Exhibit A to this Amendment.

Section 2.Conditions Precedent. This Amendment shall become effective as of the date hereof (the “Effective Date”) upon the receipt by (x) the Administrative Agent of (i) this Amendment duly executed by the parties hereto and (ii) that certain Amendment No. 3 to Receivables Sale Agreement of even date herewith by and among the SPV, the Originators and the Administrative Agent, duly executed by each of the parties thereto, and (y) the Administrative Agent, the Managing Agents and the Lenders of payment by wire transfer of immediately available funds of all amounts due and payable thereunder as of the date hereof.

Section 3.Representations and Warranties. Each of the SPV and the Servicer hereby represents and warrants that:

3.1     This Amendment and the Loan and Servicing Agreement, as amended hereby, constitute legal, valid and binding obligations of such parties and are enforceable against such parties in accordance with their terms.

3.2     Upon the effectiveness of this Amendment and after giving effect hereto, the covenants, representations and warranties of each such party, respectively, set forth in Article IV of the Loan

Signature Page to
Amendment No.3 to Amended and Restated Loan and Servicing Agreement

and Servicing Agreement, as amended hereby, are true and correct in all material respects as of the date hereof.

3.3     Upon the effectiveness of this Amendment, no event or circumstance has occurred and is continuing which constitutes an Event of Termination or an Incipient Event of Termination.

Section 4.Reference to and Effect on the Loan and Servicing Agreement.

4.1     Upon the effectiveness of this Amendment hereof, on and after the date hereof, each reference in the Loan and Servicing Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to the Loan and Servicing Agreement and its amendments, as amended hereby.
4.2     The Loan and Servicing Agreement, as amended hereby, and all other amendments, documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.

4.3     Except as expressly provided herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Conduit Lenders, the Committed Lenders, the Managing Agents or the Administrative Agent, nor constitute a waiver of any provision of the Loan and Servicing Agreement, any Transaction Document or any other documents, instruments and agreements executed and/or delivered in connection therewith.

Section 5.Governing Law. THIS Amendment and the obligations hereunder, shall in all RESPECTS, including matters of construction, validity and performance, BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO THE CONFLICTS OF LAW PRINCIPLES THEREOF OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

Section 6.Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

Section 7.Counterparts; Facsimile Signatures. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Amendment. Delivery by facsimile of an executed signature page of this Amendment shall be effective as delivery of an executed counterpart hereof.

Section 8.Entire Agreement. The parties hereto hereby agree that this Amendment constitutes the entire agreement concerning the subject matter hereof and supersedes any and all written and/or oral prior agreements, negotiations, correspondence, understandings and communications.

Section 9.Fees, Costs and Expenses. Newell shall pay on demand all reasonable and invoiced fees and out-of-pocket expenses of Sidley Austin LLP, counsel for the Administrative Agent and the Managing Agents, incurred in connection with the preparation, negotiation, execution and delivery of this Amendment.

Signature Page to
Amendment No.3 to Amended and Restated Loan and Servicing Agreement

In Witness Whereof, the parties hereto have executed and delivered this Amendment as of the date first written above.

EXPO INC.,
as SPV

By: /s/ John B. Ellis
Name: John B. Ellis
Title: Vice President, Treasurer and Finance Operations

NEWELL RUBBERMAID INC.,
as Servicer

By: /s/ John B. Ellis
Name: John B. Ellis

Signature Page to
Amendment No.3 to Amended and Restated Loan and Servicing Agreement

PNC BANK, NATIONAL ASSOCIATION,
as Administrative Agent, as a Managing Agent and as a Committed Lender

By: /s/ Eric Bruno
Name: Eric Bruno
Title: Senior Vice President

Signature Page to
Amendment No.3 to Amended and Restated Loan and Servicing Agreement

VICTORY RECEIVABLES CORPORATION,
as a Conduit Lender

By: /s/ David V. DeAngelis
Name: David V. DeAngelis
Title: Vice President

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.,
NEW YORK BRANCH,
as a Managing Agent

By: /s/ Akira Kawashima
Name: Akria Kawashima
Title: Authorized Signatory

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.,
NEW YORK BRANCH,
as a Committed Lender

By: /s/ Akira Kawashima
Name: Akria Kawashima
Title: Authorized Signatory

Signature Page to
Amendment No.3 to Amended and Restated Loan and Servicing Agreement

THUNDER BAY FUNDING LLC,
as a Conduit Lender

By: /s/ Veronica L. Gallagher
Name: Veronica L. Gallagher
Title: Authorized Signatory

ROYAL BANK OF CANADA,
as a Managing Agent and a Committed Lender

By: /s/ Janine D. Marsini
Name: Janine D. Marsini
Title: Authorized Signatory

By: /s/ Veronica L. Gallagher
Name: Veronica L. Gallagher
Title: Authorized Signatory

Signature Page to
Amendment No.3 to Amended and Restated Loan and Servicing Agreement

Signature Page to
Amendment No.3 to Amended and Restated Loan and Servicing Agreement

EXHIBIT A to
Amendment No. 3 to
Amended and Restated Loan and Servicing Agreement

[see attached]

Signature Page to
Amendment No.3 to Amended and Restated Loan and Servicing Agreement

SCHEDULE IV

FINANCIAL COVENANT
Interest Coverage Ratio. Newell shall not permit the Interest Coverage Ratio as at the last day of any fiscal quarter to be less than 4.00 to 1.00.

Notwithstanding anything to the contrary set forth herein, until the earlier of (A) the Jarden Acquisition Closing Date and (B) the date on which the Jarden Acquisition Agreement terminates or expires, any Indebtedness incurred by Newell to finance the Jarden Acquisition shall be disregarded for the purpose of determining compliance with the above financial covenant to the extent that, and so long as, the cash proceeds of such Indebtedness are either held in escrow on customary terms or are held by Newell as unrestricted cash or cash equivalents.
For purposes of the foregoing financial covenant, the following terms shall have the meanings set forth below. Capitalized terms used in this Schedule but not defined herein shall have the meanings set forth in Section 1.01.

“Amendment and Restatement Effective Date” means January 26, 2016.
“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.
“Consolidated EBITDA” means, for any period, Consolidated Net Income for such period plus, without duplication and to the extent deducted in determining such Consolidated Net Income for such period, the sum of (a) income tax expense, (b) interest expense, amortization or writeoff of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness (including the Loans), (c) depreciation and amortization expense, (d) amortization of intangibles (including, but not limited to, goodwill) and organization costs, (e) non-cash extraordinary, unusual or non-recurring charges or losses (including restructuring charges) and (f) other cash restructuring charges not exceeding $200,000,000 in the aggregate incurred at any time from and after the Amendment and Restatement Effective Date, and minus, to the extent included in determining such Consolidated Net Income for such period, the sum of (a) interest income, (b) non-cash extraordinary, unusual or non-recurring income or gains (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, gains on the sales of assets outside of the ordinary course of business) and (c) any other non-cash income, all as determined on a consolidated basis. Notwithstanding the foregoing, for purposes of calculating the Interest Coverage Ratio, the Elmer’s Transaction Expenses and the Jarden Transaction Expenses shall not be added back in calculating Consolidated EBITDA.
“Consolidated Interest Expense” means, for any period and without duplication, total interest expense (including that attributable to Capital Lease Obligations) of Newell and its Subsidiaries for such period with respect to all outstanding Indebtedness of Newell and its Subsidiaries accrued or capitalized during such period (whether or not actually paid during such period) (including all commissions, discounts and other fees and charges owed with respect to standby letters of credit and bankers’ acceptance financing and net costs under Swap Agreements in respect of interest rates to the extent such net costs are allocable to such period in accordance with GAAP), but excluding any interest expense for such period relating to quarterly or monthly income preferred securities, quarterly income capital securities or other similar securities. Notwithstanding the foregoing, for purposes of calculating the Interest Coverage Ratio, Consolidated Interest Expense shall not include the Elmer’s Transaction Expenses or the Jarden Transaction Expenses.
Notwithstanding the foregoing, Consolidated Interest Expense shall be calculated as follows for the following periods: (a) for the period ending on the end of the first full fiscal quarter beginning after the Jarden Acquisition Closing Date, the product of Consolidated Interest Expense during the fiscal quarter ending on such date multiplied by four, (b) for the period ending on the end of the second full fiscal quarter beginning after the Jarden Acquisition Closing Date, the product of Consolidated Interest Expense during such two fiscal quarter period ending on such date multiplied by two, and (c) for the period ending on the end of the third full fiscal quarter beginning after the Jarden Acquisition Closing Date, the product of Consolidated Interest Expense during such three fiscal quarter period ending on such date multiplied by four thirds.
“Consolidated Net Income” means, for any period, the consolidated net income (or loss) of Newell and its Subsidiaries, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded (a) the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary of Newell or is merged into or consolidated with Newell or any of its Subsidiaries, (b) the income (or deficit) of any Person (other than a Subsidiary of Newell) in which Newell or any of its Subsidiaries has an ownership interest, except to the extent that any such income is actually received by Newell or such Subsidiary in the form of dividends or similar distributions and (c) the undistributed earnings of any Subsidiary of Newell to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any security issued by Newell or any of its Subsidiaries or of any agreement, instrument or other undertaking to which Newell or any of its Subsidiaries is a party or by which any of them or their respective property is bound (other than under the Revolving Credit Agreement) or Requirement of Law applicable to such Subsidiary.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
“Elmer’s” means Elmer’s Products, Inc., a Delaware corporation.
“Elmer’s Acquisition” means the acquisition by Newell, directly or indirectly, of all of the outstanding Equity Interests of Elmer’s pursuant to that certain Share Purchase Agreement, dated as of October 2, 2015, by and among Newell, Elmer’s and Berwind Consumer Products LLC, a Delaware limited liability company.
“Elmer’s Transaction Expenses” means the transaction expenses related to the Elmer’s Acquisition and the related transactions (including, without limitation, structuring fees, upfront fees and professional fees in connection with the associated bridge financing).
“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.
“Indebtedness” means, as to any Person at any date (without duplication): (a) indebtedness created, issued, incurred or assumed by such Person for borrowed money or evidenced by bonds, debentures, notes or similar instruments; (b) all obligations of such Person to pay the deferred purchase price of property or services, excluding, however, trade accounts payable (other than for borrowed money) arising in, and accrued expenses incurred in, the ordinary course of business of such Person so long as such trade accounts payable are paid within 120 days of the date the respective goods are delivered or the services are rendered; (c) all Indebtedness of others secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; (d) all Indebtedness of others guaranteed by such Person; (e) all Capital Lease Obligations; (f) reimbursement obligations of such Person (whether contingent or otherwise) in respect of bankers acceptances, surety or other bonds and similar instruments (other than commercial, standby or performance letters of credit); (g) unpaid reimbursement obligations of such Person (other than contingent obligations) in respect of commercial, standby or performance letters of credit; and (h) debt securities or obligations (including preferred debt securities) issued in connection with Permitted Securitizations included as indebtedness in accordance with GAAP on a consolidated balance sheet of such Person.
“Interest Coverage Ratio” means, as at any date of determination thereof, the ratio of (a) Consolidated EBITDA for the period of four consecutive fiscal quarters ending on or most recently ended prior to such date to (b) Consolidated Interest Expense for such period; provided that for purposes of calculating the Interest Coverage Ratio, (x) the Elmer’s Transaction Expenses and the Jarden Transaction Expenses shall not be added back in calculating

Consolidated EBITDA and (y) Consolidated Interest Expense shall not include the Elmer’s Transaction Expenses or the Jarden Transaction Expenses.
“Jarden Acquisition” means the acquisition by Newell, directly or through a Wholly-Owned Subsidiary, of all of the outstanding Equity Interests of Jarden pursuant to the Jarden Acquisition Agreement.
“Jarden Acquisition Agreement” means the Agreement and Plan of Merger, dated as of December 13, 2015, among Jarden, Newell, NCPF Acquisition Corp. I, a Delaware corporation, and NCPF Acquisition Corp. II, a Delaware corporation, as amended from time to time.
“Jarden Acquisition Closing Date” means the date on which the Jarden Acquisition shall have been consummated.
“Jarden Transaction Expenses” means the transaction expenses related to the Jarden Acquisition and the related transactions (including, without limitation, structuring fees, upfront fees and professional fees in connection with the associated bridge financing).
“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset.
“Loan Parties” means Newell, each “Subsidiary Borrower” party to the Revolving Credit Agreement and each “Guarantor” party to the Revolving Credit Agreement.
“Permitted Securitization” means one or more accounts receivable facilities, the obligations in respect of which are non-recourse (except for customary representations, warranties, covenants and indemnities made in connection with such facilities) to Newell and its Subsidiaries (other than a Receivables Subsidiary), pursuant to which Newell or a Subsidiary sells its accounts receivable to either (a) a Person that is not a Subsidiary or (b) a Receivables Subsidiary that in turn funds such purchase by purporting to sell its accounts receivable to a Person that is not a Subsidiary or by borrowing from such a Person or from another Receivables Subsidiary that in turn funds itself by borrowing from such a Person, in each case as amended, supplemented, amended and restated or otherwise modified from time to time.
“Receivables Subsidiary” means any Subsidiary formed for the purpose of facilitating or entering into one or more Permitted Securitizations and that in each case engages only in activities reasonably related or incidental thereto; provided that the Equity Interests of each Receivables Subsidiary shall at all times be 100% owned, directly or indirectly, by a Loan Party.
“Requirement of Law” means, as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.
“Revolving Credit Agreement” means that certain Amended and Restated Credit Agreement dated as of January 26, 2016, by and among Newell, “Subsidiary Borrowers” party thereto, the “Guarantors” from time to time party thereto, the “Lenders” party thereto and JPMorgan Chase Bank, N.A., as “Administrative Agent”.
“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, partnership, limited liability company or other entity of which at least a majority of the outstanding shares of stock or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership, limited liability company or other entity (irrespective of whether or not at the time stock or other ownership interests of any other class or classes of such corporation, partnership, limited liability company or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or Controlled by such Person and/or one or more of the subsidiaries of such Person. “Wholly-Owned Subsidiary” means any such corporation, partnership, limited liability company or other entity of which all such shares or other ownership interests, other than directors’ qualifying shares or shares held by nominees to satisfy any requirement as to minimum number of shareholders, are so owned or Controlled.
“Subsidiary” means any subsidiary of Newell.
“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of Newell or the Subsidiaries shall be a Swap Agreement.